EXHIBIT 10.31


   June 16, 2008 Amendment and Allonge to the Convertible Line of Credit Note dated as of June 8, 2006 from Brightec, Inc., f/k/a Advanced Lumitech, Inc.
     to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust


This Amendment and Allonge is made as of this 16 day of June, 2008 to a certain $750,000 Convertible Credit Note dated as of June 8, 2006 (the "Note") from Brightec, Inc., f/k/a Advanced, Lumitech, Inc., a Nevada corporation with a place of business at 8C Pleasant St S, Natick, Massachusetts 01760 (the "Borrower") to Ross/Fialkow Capital Partners, LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust established under Declaration of Trust dated June 8, 2006 and with a place of business at 38 Glen Avenue, Newton, Massachusetts 02459 (the "Lender")

For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Note shall be and is hereby amended to reflect the Lender's agreement to extend the Maturity Date of June 30, 2008, to December 31, 2008 by deleting the phrase "on or before the date which is twelve (12) months from the date hereof ("Maturity Date").
         2. The Borrower certifies that there are no defenses, offsets or counterclaims as of the date hereof to its obligations under the Note. The Borrower further agrees and acknowledges that the Note as amended herby shall continue to be secured pursuant to the Loan Agreement and that the Note as so amended shall remain enforceable against the Borrower in accordance with its terms.
         3. This Amendment and Allonge shall be executed in two or more original counterparts, and an original counterpart shall be appended to the Note. Except as stated herein and/or amended hereby, all other terms, conditions and provisions of the Note shall remain in full force and effect.
         4. A renewal fee of $2,500 will be charged to the Borrower for the extension of the Maturity Date.

EXECUTED as a sealed instrument as of the date first above written.

WITNESS:
                                       BRIGHTEC, INC.
/s/ LAUREN A. STARR
-----------------------------
                                       By: /s/ PATRICK PLANCHE
                                           -------------------------------------
                                           Patrick Planche

WITNESS:

/s/ LAUREN A. STARR
-----------------------------          ROSS/FIALKOW PARTNERS LLP,
                                       TRUSTEE OF BRIGHTEC CAPITAL TRUST

                                       By: /s/ JEFFREY P. ROSS
                                           -------------------------------------
                                           Jeffrey P. Ross, Manager

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GUARANTOR CONSENT AND RATIFICATION OF GUARANTY


The undersigned Guarantor hereby this 16 day of June, 2008 consents to the aforesaid Amendment and ratifies, reaffirms and confirms its unlimited Guaranty of the payment and performance of all obligations of Brightec, Inc., to Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust whether now existing or hereafter arising, including all Obligations under the Loan Agreement and Note as hereby amended, and further confirms that all collateral granted to secure its Guaranty shall continue to secure all such Obligations.


                                     BRIGHTEC, S.A.

                                     By: /s/ PATRICK PLANCHE
                                         ---------------------------------------
                                         Patrick Planche, President and Director